UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

BAR HARBOR BANKSHARES

(Exact name of registrant as specified in its charter)

Maine (State or other jurisdiction of incorporation)	001-13349 (Commission File Number)	01-0393663 (IRS Employer Identification No.)

P.O. Box 400, 82 Main Street, Bar Harbor, ME (Address of principal executive offices)	04609-0400 (Zip code)

Registrant’s telephone number, including area code:  (207) 288-3314

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers;

Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 8.01 Other Events

Item 9.01 Financial Statements and Exhibits

Page 3 Page 4 Page 4

Signatures	Page 5

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (b) As previously disclosed on November 26, 2012, Joseph M. Murphy, the President and Chief Executive Officer (CEO) of Bar Harbor Bankshares (the "Company, "we," "us" or "our"), notified our Board of Directors ("Board") that he intended to retire in June 2013 following the appointment of his successor. On May 15, 2013 we issued a press release announcing the selection of Mr. Curtis C. Simard as the next President and CEO of our Company as well as that of our wholly owned banking subsidiary, Bar Harbor Bank & Trust (the "Bank"). Mr. Simard will assume his role as President and CEO of the Bank effective June 17, 2013 and will commence his position as our Company President and CEO effective August 10, 2013. Accordingly, Mr. Murphy's retirement as Bank President and CEO will occur on June 17, 2013 and as CEO of our Company effective August 9, 2013. Mr. Murphy intends to continue serving as a member of our Board if re-elected at our Annual Meeting of Shareholders on May 21, 2013.

(c) As disclosed in our May 15, 2013 press release, the Board has identified Mr. Curtis C. Simard, 42, as our Company's new President and CEO, with his appointment becoming effective on August 10, 2013 and will assume his position as President and CEO of our Bank effective June 17, 2013. Prior to joining us, Mr. Simard, was with TD Bank where he most recently served as Senior Vice President and Managing Director of Corporate Banking. Mr. Simard has been with TD Bank and its predecessor companies since 2002. During that time he has focused on developing commercial banking and related cross-selling strategies for a number of East Coast geographies and market segments, including a recent focus upon New England and Upstate New York. Prior to joining TD Bank, Mr. Simard was affiliated with First New Hampshire Bank and its successor, Citizens Bank, from 1992 to 2002 where, after serving in a number of progressively responsible capacities, he led various business initiatives, including the development of the New Hampshire and Maine commercial banking markets

In connection with his appointment as our President and CEO and his expected appointment to our Board, we entered into an employment agreement with Mr. Simard on May 15, 2013. The terms of the employment agreement with Mr. Simard are described in Item 5.02(e) below.

(d) As discussed in Item 5.02(b) above, Mr. Murphy intends to continue as a member of our Board if re-elected at our Annual Meeting of Shareholders on May 21, 2013. The Board plans to appoint Mr. Simard as a member of our Company and Bank Boards upon assuming his position as President and CEO of our Bank on June 17, 2013, to serve until the next Annual Meeting of our Shareholders in 2014, at which time it is expected he will be nominated for re-election to our Board.

(e) In connection with his selection as our President and CEO and his expected appointment to our Board, we entered into an employment agreement with Mr. Simard on May 15, 2013. The Employment Agreement with Mr. Simard is referred to in this Form 8-K as the "Employment Agreement". The description of the Employment Agreement herein is qualified in its entirety by reference to the full text of the Employment Agreement with Mr. Simard, which is included with this Form 8-K as Exhibit 10.1.

The Employment Agreement is intended to assure us that we will have the dedication, undivided loyalty and objective advice and counsel from Mr. Simard, and requires that he devote his full business time to our affairs. The initial term of the Employment Agreement is two years. In the absence of notice of intent not to extend the Employment Agreement, then the Employment Agreement will automatically extend for additional one year terms. The Employment Agreement includes certain restrictive covenants which survive his termination employment for a period of one year with respect to his competition with us and non-solicitation of our customers and employees.

Under the terms of the Employment Agreement, Mr. Simard is entitled to receive an initial annual base salary of $375,000, which amount is not subject to automatic increase, but will be reviewed annually, and further provided that his initial base compensation will not be reduced downward during the initial two year term of the Employment Agreement. We have also agreed under the Employment Agreement, to pay Mr. Simard certain other consideration and benefits, including a signing bonus of $50,000 payable upon commencement of his employment, reasonable costs of a professional moving firm, an additional $50,000 payable on April 1, 2014, an equity grant of Company common stock with a value of $25,000 to be voted June 18, 2013, and reimbursement of his reasonable legal fees and expenses associated with negotiation and entering into the Employment Agreement up to $10,000. Mr. Simard will also be eligible to participate in our annual incentive and long term incentive plans previously approved by the Board.  Other benefits under the Employment Agreement include, participation in our Company benefit plans provided to other similarly situated executives, reasonable paid vacation and sick leave benefits consistent with our vacation and sick leave policies, $5,000 toward his relocation expenses, use of a Company owned rental property for period of six months plus a housing allowance of $1,500 per month for six months, and an annual stipend at the rate of $10,000 for costs associated with purchasing or leasing a motor vehicle.

Mr. Simard's Employment Agreement also provides for certain benefits and payments to him in the event he is terminated without cause (or if he resigns with good reason) within twelve months following a change in control of our Company as defined in the Employment Agreement. In addition to accrued benefits, his payment upon a change and control and termination of employment will include a lump sum payment equal to two times his base compensation as of the effective date of termination of employment, subject to applicable regulatory constraints.

Item 8.01	Other Events.

Our May 15, 2013 press release announcing the selection of Mr. Simard as our new President and CEO is included with this Form 8-K as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
No.	Description
10.1 99.1	Employment Agreement with Curtis C. Simard May 15, 2013 Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES (Registrant)

By:	/s/Joseph M. Murphy
Name: Joseph M. Murphy
Title: President and Chief Executive Officer

Date:  May 17, 2013

EXHIBIT INDEX

No.	Description
10.1	Employment Agreement with Curtis C. Simard
99.1	May 15, 2013 Press Release